Exhibit 11.2

Consent of Independent Public Accounting Firm

We consent to the inclusion of our Independent Auditor’s Report dated May 12, 2020 on the financial statements of Virtuoso Surgical, Inc. as of and for the year ended December 31, 2019 and to the reference of our firm as experts in accounting and auditing in the Company’s Regulation A Offering Statement Under the Securities Act of 1933 on Form 1-A POS.

/s/ Blankenship CPA Group, PLLC

Blankenship CPA Group, PLLC

Nashville, Tennessee

March 17, 2021